Exhibit 10

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                            DARDEN RESTAURANTS, INC.

                          DIRECTOR COMPENSATION PROGRAM

                         EFFECTIVE AS OF OCTOBER 1, 2005











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                                TABLE OF CONTENTS


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ARTICLE I. GENERAL PROVISIONS................................................1

     Section 1. Purpose......................................................1
     Section 2. Effective Date and Duration of the Program...................1
     Section 3. Definitions..................................................1
     Section 4. Common Stock Awards under the Program........................3
     Section 5. Eligibility..................................................3
     Section 6. Elections....................................................4
     Section 7. Account Statements...........................................4
     Section 8. Payment Upon Death...........................................4
     Section 9. Unfunded Program.............................................4
     Section 10. Section 16..................................................4
     Section 11. Notices.....................................................5
     Section 12. Administration..............................................5
     Section 13. No Right to Directorship....................................5
     Section 14. Governing Law...............................................5
     Section 15. Amendment, Suspension or Termination of the Program.........5
     Section 16. No Guarantee of Tax Consequences............................5

ARTICLE II. CASH COMPENSATION -- CASH ELECTION...............................5


ARTICLE III. CASH COMPENSATION -- DEFERRAL ELECTION..........................6

     Section 1. Deferral Election............................................6
     Section 2. Deferred Cash Compensation Account...........................6
     Section 3. Account Distributions........................................6
     Section 4. Hardship Distributions.......................................7
     Section 5. Distributions Upon Approval of the Committee.................8


ARTICLE IV. CASH COMPENSATION -- COMMON STOCK AND SRO ELECTIONS..............8

     Section 1. Common Stock Election........................................8
     Section 2. Shares Available.............................................9
     Section 3. Computation of Shares........................................9
     Section 4. SRO's........................................................9

ARTICLE V. STOCK COMPENSATION................................................9

     Section 1. Awards under Stock Plan......................................9
     Section 2. Non-qualified Stock Options..................................9
     Section 3. Annual Stock Awards..........................................10

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ARTICLE VI. DEFERRAL OF ANNUAL STOCK AWARD...................................11

     Section 1. Purpose and Effect...........................................11
     Section 2. Stock Units and Deferred Stock Unit Accounts.................11
     Section 3. Stock Deferral...............................................12
     Section 4. Payment of Deferred Amounts..................................12
     Section 5. Effect on Annual Stock Awards................................13










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                            DARDEN RESTAURANTS, INC.
                          DIRECTOR COMPENSATION PROGRAM

                                   ARTICLE I.
                               General Provisions

     Section 1. Purpose. It is the intent of the Company to provide a compensation program for its Directors which will attract and retain highly qualified individuals to serve in this capacity, to compensate its Directors through various cash and stock-based arrangements and to provide Directors with opportunities for stock ownership in the Company, thereby aligning the interest of Directors with the Company's shareholders. This Program sets forth the terms and conditions pursuant to which Compensation for Directors shall be paid or deferred. All Stock Compensation, Stock Units, shares of Common Stock and SRO's that are part of the Compensation paid or deferred pursuant to this Program are awarded pursuant to the terms of the applicable Stock Plan and any applicable Award Agreement. Notwithstanding any provision to the contrary in this program document, each provision in this program document shall be interpreted to permit the deferral of compensation in accordance with Section 409A of the Code and any provision that would conflict with such requirements shall not be valid or enforceable.

     Section 2. Effective Date and Duration of the Program. The Program shall be deemed effective as of October 1, 2005 and shall continue in full force and effect until suspended or terminated by the Committee pursuant to Section 15 of
Article I.

     Section 3. Definitions. As used in the Program, the following terms shall have the meanings set forth below:

     (a) "Annual Stock Award" shall have the meaning assigned to it in Section 3 of Article V.

     (b) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing an award granted under the Stock Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Stock Plan under which such Award Agreement was granted and any other terms and conditions (not inconsistent with such Stock Plan) determined by the Committee.

     (c) "Board" shall mean the Board of Directors of the Company.

     (d) "Cash Compensation" shall mean the annual retainer and meeting fees for each regular or special Board meeting and any committee meeting attended. Pursuant to the terms set forth herein, Directors may elect to have the Cash Compensation otherwise payable to them paid in any combination of cash, deferred cash, Common Stock and SRO's as set forth in Article II, Article III and Article IV.

     (e) "Change of Control," unless otherwise defined in an Award Agreement, shall mean any of the following events:

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          (i) any person  (including  a group as defined in Section  13(d)(3) of the Exchange Act) becomes, directly or indirectly, the beneficial owner of 20% or more of the shares of the Company entitled to vote for the election of Directors;

          (ii) as a result of or in connection with any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were Directors of the Company just prior to such event cease to constitute a majority of the Board; or

          (iii) the consummation of a transaction in which the Company ceases to be an independent publicly-owned corporation or the consummation of a sale or other disposition of all or substantially all of the assets of the Company.

     (f) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations or other official guidance promulgated thereunder.

     (g) "Committee" shall mean the Compensation Committee of the Board.

     (h) "Common Stock" shall mean the common stock, without par value, of the Company.

     (i) "Company" shall mean Darden Restaurants, Inc., a Florida corporation.

     (j) "Compensation" shall mean Cash Compensation and Stock Compensation, collectively.

     (k) "Deferral Participant" shall mean a person who is eligible hereunder to make a deferral election under Article III or Article VI. A person who has become a Deferral Participant shall be considered to continue as a "participant" within the meaning of the Program (even if such person subsequently becomes ineligible to make deferrals under Article III or Article VI) until the date of the Deferral Participant's death or, if earlier, the date when the Deferral Participant no longer satisfies the eligibility requirements in Section 5 of
Article I and the Deferral Participant has received a distribution of all of the Deferral Participant's Deferred Cash Compensation Account and Deferred Stock Unit Account.

     (l) "Deferred Cash Compensation Account" shall mean the bookkeeping account established for each Deferral Participant in accordance with Section 2 of
Article III.

     (m) "Deferred Stock Unit Account" shall mean the bookkeeping account established for each Deferral Participant in accordance with Section 2 of
Article VI.

     (n) A "Director" for purposes of the Program is defined as a person who has been elected to the Board and who is not an employee of the Company or any subsidiary of the Company.

     (o) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (p) "Fair Market Value" shall have the meaning assigned to it in the Stock Plan.

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     (q)  "Non-transferability  Period" shall have the meaning assigned to it in
Section 3(b) of Article V.

     (r) "Option" shall mean a non-qualified option that is not intended to meet the requirements of Sections 422 or 423 of the Code or any successor provision.

     (s)  "Program"   shall  mean  this  Darden   Restaurants,   Inc.   Director
Compensation Program, as amended from time to time.

     (t) "Program Quarters" shall mean the quarterly periods that correspond to the Company's fiscal quarters.

     (u) "Program Year" shall mean the one-year period which begins the day of the annual shareholders meeting in September and terminates the day before the next succeeding annual shareholders meeting.

     (v) "SRO's" shall mean salary replacement options.

     (w) "Stock Compensation" shall mean the Options and Annual Stock Awards awarded to each Director pursuant to Article V.

     (x) "Stock  Deferral" shall have the meaning assigned to it in Section 1 of
Article VI.

     (y) "Stock Plan" shall mean the Company's shareholder-approved equity compensation plan in effect from time to time pursuant to which the Company is authorized to grant stock and stock-based awards to Directors, as such plan may be amended from time to time. On the effective date of the Program, the Stock Plan is the Darden Restaurants, Inc. 2002 Stock Incentive Plan.

     (z) "Stock Unit" shall mean one of the units credited to Deferral Participants' Deferred Stock Unit Accounts.

     (aa)  "Unforeseeable  Emergency"  shall have the meaning  assigned to it in
Section 4(b) of Article III.

     Section 4. Common Stock Awards under the Program. On and after the effective date of the Program, all Stock Compensation, Stock Units, shares of Common Stock and SRO's that are part of the Compensation paid or deferred pursuant to the terms of the Program shall be awarded and issued under, and in accordance with, the terms of the applicable Stock Plan and any applicable Award Agreement.

     Section 5. Eligibility. Each person who is a Director of the Company shall be eligible to participate in the Program and to make deferrals pursuant to
Article III and Article VI. A person who ceases to be a Director shall not be eligible to make deferrals pursuant to Article III and Article VI.


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Section 6. Elections.

          (a) Cash  Compensation  Election.  In  accordance  with  the  terms of
     Article II, Article III and Article IV, each Director may elect by written notice to the Company to participate in the Cash Compensation alternative provisions of the Program. Any combination of the alternatives - cash, deferred cash, Common Stock and/or SRO's - may be elected, provided the aggregate of the alternatives elected equals 100% of the Director's Cash Compensation otherwise payable. A Director elected to the Board after the annual shareholder meeting may elect, by written notice to the Company before such Director's term begins, to participate in the Cash Compensation alternatives for the remainder of that Program Year, and elections for succeeding Program Years shall be on the same basis as other Directors. Any election by a Director shall remain in effect for the entire Program Year to which such election applies. In addition, if a Director fails to submit an election in a timely manner with respect to a subsequent Program Year, a Director's Cash Compensation for a Program Year shall be paid in cash.

          (b) Annual Stock Award Deferral Election. In accordance with the terms of Article VI, each Director may elect by written notice to the Company to make a deferral election with respect to an Annual Stock Award. A Director first elected to the Board after the annual shareholder meeting may elect, by written notice to the Company before such Director's term begins, to make a deferral election with respect to the prorated Annual Stock Award, and elections for succeeding Program Years shall be on the same basis as other Directors. If a Director fails to submit a deferral election in a timely manner with respect to a subsequent Program Year, any election with respect to the prior Program Year shall remain in effect.

     Section 7. Account Statements. As soon as possible after the end of each Program Year, the Company shall supply to each participant an account statement of participation under the Program.

     Section 8. Payment Upon Death. If a participant dies prior to payment in full of all amounts due under the Program, the balance of the amount due shall be paid in full in a single sum payment to such participant's designated beneficiary, or, if none (or if there is no valid beneficiary designation on file with the Company), the participant's estate as soon as possible following death.

     Section 9. Unfunded Program. The Program shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Program shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of an award under the Program, such right shall be no greater than the right of an unsecured general creditor of the Company.

     Section 10. Section 16. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Program are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Program or action by the Board or the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board or the Committee.

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     Section 11.  Notices.  Unless  otherwise  notified,  all notices  under the
Program  shall be sent in  writing to the  Company,  attention  the  Supervisor,
Management  Stock  Plans,  5900  Lake  Ellenor  Dr.,  Orlando,   FL  32809.  All
correspondence to the participants shall be sent to the address which is their last known address as on file with the Company.

     Section 12. Administration. The Program shall be administered by the Committee. The Committee shall have full authority and complete discretion to interpret the Program, to promulgate such rules and regulations with respect to the Program as it deems desirable and to make all other determinations necessary or appropriate for the administration of the Program, and such determinations shall be final and binding upon all persons having an interest in the Program.

     Section 13. No Right to Directorship. Neither the Program nor any action taken hereunder shall be construed as giving any Director any right to continue to serve as a Director or any right to be nominated for re-election to the Board.

     Section 14. Governing Law. The Program shall be governed by the laws of the State of Florida.

     Section 15. Amendment, Suspension or Termination of the Program. The Committee may suspend or terminate the Program or any portion thereof at any time, and the Committee may amend the Program from time to time as may be deemed to be in the best interests of the Company; provided, however, that no such amendment, suspension or termination shall be made (a) which would impair the rights of a participant with respect to Compensation theretofore earned, without such participant's consent, or (b) which would require shareholder approval under the Code or the rules or regulations of the Securities and Exchange Commission (including any approval requirement which is a prerequisite for exemptive relief from Section 16 of the Exchange Act), the New York Stock Exchange, any other securities exchange or the National Association of
Securities Dealers, Inc. that are applicable to the Company, without such shareholder approval, or (c) after a Change of Control, which would affect the Compensation earned prior to such amendment, suspension or termination without the written consent of a majority of participants determined as of the day before a Change of Control. Notwithstanding anything herein to the contrary, in no event shall any amendment, suspension, or termination be made in a manner that is inconsistent with the requirements to avoid adverse federal tax consequences under Section 409A of the Code.

     Section 16. No Guarantee of Tax Consequences. No person connected with the Program in any capacity, including, but not limited to, the Company (or any of its affiliates) and its directors, officers, agents, and employees may make any representation, commitment or guarantee regarding the tax treatment of any benefits, compensation, or deferrals under this Program.

                                  ARTICLE II.
                       Cash Compensation -- Cash Election

     Each Director may elect to have all or a specified percentage of his or her Cash Compensation for the Program Year paid in cash. In addition, in the absence of a timely

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election under Article III or Article IV, a Director's Cash  Compensation  for a
Program Year shall be paid in cash. Each Director with respect to whom all or a specified percentage of his or her Cash Compensation under the Program will be paid in cash shall be paid all or the specified percentage, as the case may be, of his or her Cash Compensation for the Program Year as soon as practicable after the end of each Program Quarter for the Cash Compensation earned during such Program Quarter. Any Director who ceases to be a Director for any reason at any time during a Program Year shall be entitled to have the Cash Compensation earned during the Program Quarter during which such Director ceased to be a Director paid in accordance with the Director's cash election (with any remaining amount paid to such Director in accordance with the Director's election under Article III or Article IV), but shall not be entitled to any Cash Compensation for any subsequent Program Quarter during such Program Year.

                                  ARTICLE III.
                     Cash Compensation -- Deferral Election

     Section 1. Deferral Election. Each Director may elect to have all or a specified percentage of his or her Cash Compensation for the Program Year deferred until the participant ceases to be a Director. A Director's deferral election with respect to a Program Year must be made at such time and in such manner as established by the Committee but in no event later than the end of the calendar year preceding the start of such Program Year.

     Section 2. Deferred Cash Compensation Account. For each Director who has made a deferred cash election pursuant to this Article III, the Company shall establish a Deferred Cash Compensation Account and shall credit such deferred compensation account as of the end of each Program Quarter for the Cash Compensation otherwise earned during such Program Quarter. Any Director who ceases to be a Director for any reason at any time during a Program Year shall have the Cash Compensation otherwise payable for the Program Quarter during which such Director ceased to be a Director credited to his or her Deferred Cash Compensation Account in accordance with the Director's deferral election (with any remaining non-deferred amount paid to such Director in accordance with the Director's election under Article II or Article IV), but shall not be entitled to any Cash Compensation for any subsequent Program Quarter during such Program Year. Each Director for whom a Deferred Cash Compensation Account has been established shall be entitled to elect a daily crediting rate or rates of return based on the rate or rates of return of funds or portfolios established under the Darden Restaurants, Inc. FlexComp Plan, as amended from time to time ("FlexComp"). Such elections shall be made in accordance with procedures established by the Committee. With respect to rates of return that are to be credited based on the FlexComp Common Stock fund, FlexComp stock units shall be credited to the participant's Deferred Cash Compensation Account as of the last business day of the Program Quarter, in accordance with the recordkeeping and crediting rules applicable under FlexComp.

     Section 3. Account Distributions. At the time a Director makes his or her election to defer any amounts to his or her Deferred Cash Compensation Account, the Director must also irrevocably elect a form of payment with respect to the Deferred Cash Compensation Account. Distribution of the Deferral Participant's Deferred Cash Compensation Account shall be subject to the following:

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          (a) All distributions  from the Deferral  Participant's  Deferred Cash
     Compensation Account shall be paid or commence to be paid as soon as practicable after the January 1 coincident with or next following the date the Deferral Participant ceases to be a Director;

          (b) A Deferral Participant may elect to have distributions from his or her Deferred Cash Compensation Account paid or commence to be paid in the form of:

               (1)  a single cash payment, or

               (2) annual cash installments for a period not to exceed ten (10) years. If installments are elected, the amount of each installment shall equal the value of the Deferral Participant's Deferred Cash Compensation Account determined by the Committee (or its delegate) as of the date immediately preceding the effective date of each such installment, divided by the total number of installment payments remaining to be paid.

          (c)  In  the  absence  of  an  election  at  the  time  of   deferral,
     distribution of all amounts in the Deferral Participant's Deferred Cash Compensation Account shall be paid in the form of a single cash payment as soon as practicable after the January 1 coincident with or next following the date the Deferral Participant ceases to be a Director.

Each installment or lump-sum payment shall include the rate of return on the outstanding account balance to the date on which the distribution occurs.

          Section 4. Hardship Distributions. At any time prior to the time an amount is otherwise payable hereunder, a participant may request a distribution of deferred amounts on account of the participant's financial hardship, subject to the following requirements:

               (a) Such distribution shall be made, in the sole discretion of the Committee, if the participant has incurred an Unforeseeable Emergency.

               (b) For purposes of the Program, an "Unforeseeable Emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the participant and that would result in severe financial hardship to the participant resulting from a sudden and unexpected illness or accident of the participant or a participant's dependent (as defined in Code Section 152(a)), loss of the participant's property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, as a result of a natural disaster), or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the participant's control. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case (as determined in a manner consistent with the requirements of Section 409A of the Code) and be based on the information supplied by the participant, in writing, on the form provided by the Committee.

               Notwithstanding the foregoing, payment under this section may not be made to the extent that such hardship is or may be relieved:

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                    (i) through  reimbursement  or  compensation by insurance or otherwise;

                    (ii) by  liquidation  of the  participant's  assets,  to the extent the liquidation of such assets would not itself cause severe financial hardship; or

                    (iii) by cessation of deferrals under the Program.  For this purpose, the participant may cancel a deferral election due to such hardship event such that any later deferral election shall be subject to the provisions governing initial deferral elections.

               In addition to the foregoing, distributions under this section shall not be allowed for purposes of sending a child to college or the participant's desire to purchase a home or other residence. In all events, distributions made on account of an Unforeseeable Emergency are limited to the extent reasonably needed to satisfy the emergency need.

               (c) All distributions under this section shall be made as soon as practicable after the Committee has approved the distribution and the requirements of this paragraph are met. In addition, all distributions under this section shall not be made under any circumstances otherwise not permitted for such distributions pursuant to Section 409A of the Code.

     Section 5. Distributions Upon Approval of the Committee. Notwithstanding any other provision of the Program to the contrary, and solely to the extent permitted by Section 409A of the Code, the Committee, by majority approval, may, in its sole discretion, direct that payments be made before such payments are otherwise due if, for any reason (including, but not limited to, a change in the tax or revenue laws of the United States of America, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury or his or her delegate, or a decision by a court of competent jurisdiction involving a participant or beneficiary), it believes that a participant or beneficiary has recognized income for federal income tax purposes with respect to amounts that are or will be payable to such participant or beneficiary under the Program before they are paid to such participant or beneficiary. In making this determination, the Committee shall take into account the hardship that would be imposed on the participant or beneficiary by the payment of federal income taxes under such circumstances.

                                  ARTICLE IV.
               Cash Compensation -- Common Stock and SRO Elections

     Section 1. Common Stock Election. Each Director may elect, at such time established by the Committee prior to payment, to receive all or a specified percentage of his or her Cash Compensation for the Program Year paid in shares of Common Stock, which will be issued as soon as practicable after the end of each Program Quarter for the Cash Compensation earned during such Program Quarter. Any Director who makes such an election and who ceases to be a Director for any reason at any time during a Program Year shall be entitled to payment of the Cash Compensation earned during the Program Quarter during which such Director ceased to be a Director paid in accordance with the foregoing election in the form of shares of Common Stock

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(with  any  remaining  amounts  paid to such  Director  in  accordance  with the
Director's  election  under Article II, Article III or Section 4 of this Article
IV), but shall not be entitled to any Cash Compensation for any subsequent Program Quarter during such Program Year.

     Section 2. Shares Available. The Company shall ensure that an adequate number of shares of Common Stock are available for distribution to those participants making this election, and all such shares of Common Stock shall be issued under the applicable Stock Plan. Only whole number of shares will be issued, with any fractional share amounts paid in cash.

     Section 3. Computation of Shares. For purposes of computing the number of shares earned each Program Quarter, the value of each share shall be equal to the mean of the high and low prices of shares of the Common Stock on the New York Stock Exchange on the last day on which the New York Stock Exchange is open for trading of each Program Quarter.

     Section 4. SRO's. Each Director may elect to receive all or a specified percentage of his or her Cash Compensation for the Program Year in the form of SRO's. The Committee shall grant SRO's to each such Director pursuant to the applicable Stock Plan. Such grants shall be made on the last day of each Program Quarter for the Cash Compensation earned during such Program Quarter. A Director's SRO election with respect to a Program Year must be made at such time and in such manner as established by the Committee but in no event later than the end of the calendar year preceding the start of such Program Year. Any Director who makes such an SRO election and who ceases to be a Director for any reason at any time during a Program Year shall be entitled to the Cash Compensation earned during the Program Quarter during which such Director ceased to be a Director paid in accordance with such Director's SRO election in the form of SRO's (with any remaining amounts paid to such Director in accordance with the Director's election under Article II, Article III or Section 1 of this
Article IV), but shall not be entitled to any Cash Compensation for any subsequent Program Quarter during such Program Year. Such grants shall be valued by the same formula as used by the Committee for awards of SRO's under the applicable Stock Plan to employees of the Company. SRO's shall become exercisable in full after a period of six months from the date of grant, or such longer period if so determined by the Committee at the date of the grant of the SRO. SRO's shall be treated as Options under the applicable Stock Plan for all other purposes and shall be subject to the terms and conditions of the applicable Stock Plan and the applicable Award Agreement.

                                   ARTICLE V.
                               Stock Compensation

     Section 1. Awards under Stock Plan. All Stock Compensation paid pursuant to this Article V (or deferred under Article VI) is awarded under, and in accordance with, the terms of the applicable Stock Plan. In addition to the terms and conditions set forth below, such awards are subject to the terms and conditions of the applicable Stock Plan and any applicable Award Agreement.

     Section 2. Non-qualified Stock Options.

          (a) Option Awards. Each person who becomes a Director for the first time after the effective date of the Program shall be awarded an Option to purchase 12,500

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     shares of Common  Stock,  effective  as of the date such  person  becomes a
     Director. In addition, at the close of business on each annual shareholders meeting, each Director elected or re-elected to the Board shall be granted an Option to purchase 3,000 shares of Common Stock. An Award Agreement in the form approved by the Committee shall evidence such Options. All Options granted under the Program shall be non-qualified stock options governed by
     Section 83 of the Code.

          (b) Option Exercise Price. The per share price to be paid by the Director at the time an Option is exercised shall be 100% of the Fair Market Value of the Common Stock on the date of grant.

          (c) Term of Option. Each Option shall expire 10 years from the date of grant.

          (d) Exercise of Option. Options shall become exercisable in full on the first anniversary of the date of grant, except that the 12,500 Options granted to a Director upon his or her first election to the Board shall become exercisable in full on the third anniversary of the date of grant.

     Section 3. Annual Stock Awards.

          (a) Annual Stock Awards. At the close of business on the date of each annual shareholders meeting, each Director elected or re-elected to the Board at such shareholders meeting shall be granted an award equal to that number of shares of Common Stock having a Fair Market Value on the date of grant equal to $100,000, rounded to the nearest whole share (the "Annual Stock Award"). Each Director who is appointed as a Director of the Company at any time other than at an annual shareholders meeting shall be granted on the date of such appointment a prorated Annual Stock Award equal to that number of shares of Common Stock, rounded to the nearest whole share, having a Fair Market Value on the date of grant equal to $100,000 multiplied by a fraction, the numerator of which is 365 minus the number of days in the period from the date of the annual shareholders meeting immediately preceding such appointment to the date of such appointment and the denominator of which is 365. Notwithstanding the foregoing, a Director may elect with respect to each such Annual Stock Award (1) at the time and on the terms and conditions set forth in Article VI, to defer receipt of 100% of the Common Stock that would otherwise be received pursuant to his or her Annual Stock Award until a date that is on or after the cessation of Board service or (2) to receive 25% or 50% of the Annual Stock Award in cash with the remaining amount in whole shares of Common Stock (with cash for fractional shares). Any such deferral election shall result in such shares of Common Stock not being issued to the Director and, in exchange, the Director will be credited with Stock Units, representing the Company's obligation to pay deferred compensation at a later date in the form of unrestricted Common Stock, all on the terms and conditions set forth in
     Article VI.

          (b)  Non-transferability.   From  the  date  of  grant  to  the  first
     anniversary of the date of grant of any Annual Stock Award (the "Non-transferability Period"), none of the shares of Common Stock subject to the Annual Stock Award may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by a Director other than by

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     (1) the Director's  last will and testament or (2) the  applicable  laws of descent and distribution. During the Non-transferability Period, any certificate representing shares of Common Stock that are subject to an Annual Stock Award shall bear a legend giving notice of the restrictions described in this Section 3(b). During the Non-transferability Period, each Director shall have all the rights and privileges of a shareholder with respect to the shares of Common Stock subject to the Annual Stock Award, including the right to vote such shares and to receive dividends thereon.
     Notwithstanding  the  foregoing,   the  Non-transferability   Period  shall
     terminate and restrictions on Annual Stock Awards shall lapse upon the occurrence of a Change of Control.

                                  ARTICLE VI.
                         Deferral of Annual Stock Award

          Section 1. Purpose and Effect. This Article VI authorizes the deferred receipt of Common Stock that would otherwise be received due to an Annual Stock Award under Article V, notwithstanding any other provision in the Program to the contrary. In accordance with the rules set forth in this
     Article VI, participants may elect to defer receipt of shares of Common Stock that would have been issued under an Annual Stock Award in exchange for the Company's agreement to pay deferred compensation in the form of unrestricted shares of Common Stock ("Stock Deferral").

          Section 2. Stock Units and Deferred Stock Unit Accounts. Stock Deferrals made pursuant to Section 1 and Section 3 of this Article VI shall be reflected as Stock Units and shall be credited to the participant's Deferred Stock Unit Account, subject to the following rules:

               (a) Stock Units. For each share of Common Stock that a participant elects to defer under this Article VI, a Stock Unit shall be credited to the Participant's Deferred Stock Unit Account effective as of the date of the Annual Stock Award.

               (b) Dividend Equivalents. On each payment date for cash dividends paid on the Common Stock, the Company shall credit to each Deferral Participant's Deferred Stock Unit Account a dividend equivalent amount equal to the cash dividends that would be payable by the Company on a number of shares of Common Stock equal to the number of Stock Units then credited to the Deferral Participant's Deferred Stock Unit Account. Such dividend equivalent amounts shall then be credited in the form of additional Stock Units, based on the mean of the high and low sale prices of the Common Stock on the New York Stock Exchange as reported in the consolidated transaction reporting system on the date of the dividend payment.

               (c) Adjustments to Deferred Stock Unit Accounts. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, securities of a subsidiary of the Company, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the Common Stock such that an adjustment to the Deferral Participants'

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

          allocations to their Deferred Stock Unit Accounts is appropriate to prevent the reduction or enlargement of the benefits or potential benefits intended to be made available under the Program, then the Committee, may, in its sole discretion and in such manner as it may deem equitable, adjust the Stock Units credited to the Deferral Participants' Deferred Stock Unit Accounts.

               (d) Stock Unit Status. Participants will have no rights as shareholders with respect to any Stock Units credited to their Deferred Stock Unit Accounts. Payment of amounts credited as Stock Units shall be in the form of Common Stock and not in cash, and all such Common Stock shall be issued under the applicable Stock Plan. Only a whole number of shares shall be issued, with any fractional share amount paid in cash.

     Section 3. Stock Deferral. At such time as specified in this Section 3, a Deferral Participant may complete and submit to the Company an irrevocable election not to receive shares of Common Stock pursuant to an Annual Stock Award, and to be credited instead with a number of Stock Units equal to the number of shares of Common Stock of the Company subject to the deferral election, which shall be credited to the Deferral Participant's Deferred Stock Unit Account. A Director's Stock Deferral election with respect to a Program Year must be made at such time and in such manner as established by the Committee but in no event later than the end of the calendar year preceding the start of such Program Year, or in the case of a Director who is first elected to the Board, prior to the date such Director is elected to the Board. Any Stock Deferral election made pursuant to this section shall apply to all of the shares of Common Stock attributable to the specified Annual Stock Award.

     Section 4. Payment of Deferred Amounts. At the time a Director makes his or her election to defer any amounts to his or her Deferred Stock Unit Account, the Director must also irrevocably elect a form of payment with respect to the Deferred Stock Unit Account. Distribution of the Deferral Participant's Stock Unit Account shall be subject to the following:

          (a) A Deferral Participant may elect to have distributions from his or her Deferred Stock Unit Account paid or commence to be paid in the form of:

               (1) a single payment in whole shares of Common Stock (with cash for fractional shares) as soon as practicable after the January 1 coincident with or next following the date the Deferral Participant ceases to be a Director. All such Common Stock shall be issued under the applicable Stock Plan. or

               (2) annual installments for a period not to exceed ten (10) years commencing as soon as practicable after the January 1 coincident with or next following the date the Deferral Participant ceases to be a Director. If installments are elected, the amount of each installment shall equal the value of the Deferral Participant's Deferred Stock Unit Account determined by the Committee (or its delegate) as of the date immediately preceding the effective date of each such installment, divided by the total number of installment payments remaining to be paid. Each such installment payment shall be paid in whole shares of Common Stock (with

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               cash for  fractional  shares).  All such  Common  Stock  shall be issued under the applicable Stock Plan.

          (b) Payments with respect to Stock Units that are attributable to a Stock Deferral under this Article VI shall not occur prior to the time when any transfer restrictions that would have applied to the relevant Annual Stock Award would have ended.

          (c)  In  the  absence  of  an  election  at  the  time  of   deferral,
     distribution of all amounts in the Deferral Participant's Deferred Stock Unit Account shall be paid in the form of a single payment in whole shares of Common Stock (with cash for fractional shares) as soon as practicable after the January 1 coincident with or next following the date the Deferral Participant ceases to be a Director.

     Section 5. Effect on Annual Stock Awards. Deferral elections made pursuant to this Article VI shall constitute amendments to the Annual Stock Award to which the deferral elections apply. Any shares of Common Stock paid pursuant to this Article VI on account of a Deferral Participant's deferral election shall be deemed issued under the Stock Plan under which the corresponding Annual Stock Award was granted.

Adopted:   December 15, 2005










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